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                                                                    EXHIBIT 99.1

TECUMSEH PRODUCTS COMPANY REPORTS ON NASDAQ LISTING STATUS

     Tecumseh, Michigan, January 10, 2007 . . . . Tecumseh Products Company
(NASDAQ-TECUA, TECUB) announced today that on January 4, 2007 it received a Nasdaq staff deficiency letter formally notifying it that the staff had determined the Company is not in compliance with the audit committee requirements of Nasdaq's Marketplace Rule 4350. Since Mr. Barfield's resignation from the board on December 15, 2006, the Audit Committee has had only two members, both of whom are independent directors as defined under Nasdaq rules. Rule 4350 requires a company whose shares are listed on The Nasdaq Global Market to have an audit committee with at least three members, all of whom must be independent. As required by Nasdaq rules, the Company had notified the staff of its noncompliance, and it was expecting the letter it received on January 4.

     Nasdaq's rules provide a grace period for curing violations of the audit committee requirements. In the Company's case, the grace period extends to June 13, 2007. If the Company were not to regain compliance by that date, Nasdaq would begin proceedings to delist its shares. The Company intends to regain compliance well before the deadline. Its board expects to appoint a new independent director to the board and to the Audit Committee sometime this month, which will restore compliance with Nasdaq's audit committee requirements.

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

     This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology.

     Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) changes in business conditions and the economy in general in both foreign and domestic markets; ii) the effect of terrorist activity and armed conflict; iii) weather conditions affecting demand for air conditioners, lawn and garden products, portable power generators and snow throwers; iv) the success of our ongoing effort to bring costs in line with projected production levels and product mix; v) financial market changes, including fluctuations in interest rates and foreign currency exchange rates; vi) economic trend factors such as housing starts; vii) emerging governmental regulations; viii) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; ix) actions of competitors; x) the ultimate cost of resolving environmental and legal matters; xi) our ability to profitably develop, manufacture and sell both new and existing products; xii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiii) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xiv) the ability of the Company to maintain adequate liquidity in total and within each foreign operation; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring

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countries; xvii) our ability to reduce a substantial amount of costs in the
Engine & Power Train group associated with excess capacity, and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

     Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

Contact: Teresa Hess
         Director, Investor Relations
         Tecumseh Products Company
         517-423-8455


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